Exhibit 99.19
PNC
Acceptance of Request for Extension
December 13, 2006
Aetna Inc.
151 Farmington
Avenue Hartford, CT 06156

Re: Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
Very truly yours,
PNC Bank, National Association

By:	/s/ Edward J. Chidiac

Name: Edward J. Chidiac
Title: Managing Director
The PNC Financial Services Group
One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707
www.pnc.ccm